                                                                    EXHIBIT 99.1

      NEW YORK, NY, February 26, 2004 -- Net earnings of Alleghany Corporation (NYSE-Y) were $162.4 million, or $21.79 basic earnings per share of common stock, in 2003 compared with net earnings of $54.8 million, or $7.36 basic earnings per share of common stock, in 2002, John J. Burns, Jr., President and chief executive officer of Alleghany, announced today. Net earnings include the results of operations of RSUI Group, Inc., acquired on July 1, 2003 from Royal & SunAlliance Group plc, and net gains on investment transactions after taxes of $98.7 million, or $13.24 basic earnings per share, primarily resulting from an after-tax gain of $89.5 million on the disposition of 8.0 million shares of common stock of Burlington Northern Santa Fe Corporation. Such disposition generated $222.9 million of aggregate cash proceeds, $118.6 million of which was generated at Alleghany's insurance operating units for the purpose of diversifying their investment portfolios.

      Alleghany's 2002 results include net gains on investment transactions after taxes of $23.6 million, or approximately $3.18 basic earnings per share, primarily resulting from an after-tax gain of $23.3 million on the disposition of 1.9 million shares of common stock of Burlington Northern Santa Fe. In addition, 2002 results include a net credit of $18.1 million in the provision for income taxes reflecting an adjustment of Alleghany's estimated state and federal tax liabilities.

      In the fourth quarter of 2003, Alleghany's net earnings were $73.8 million, or $9.85 basic earnings per share, compared with net losses of $1.6 million, or $0.22 basic earnings per share, in the fourth quarter of 2002. The 2003 fourth quarter results include net gains on investment transactions after taxes of $44.9 million, or $6.00 basic earnings per share, compared with a net loss on investment transactions after taxes of $4.7 million, or $0.64 basic earnings per share, in the corresponding 2002 period.

      Alleghany common stockholders' equity per share at December 31, 2003 was $208.53, an increase from common stockholders' equity per share of $186.16 as of December 31, 2002 (both as adjusted for the stock dividend declared in March
2003).

      Highlights are as follows (in millions, except for shares and per share amounts):

                                             Three Months Ended                  Years Ended
                                                 December 31                     December 31
                                                 -----------                     -----------
                                            2003            2002             2003            2002
                                         ----------      ----------       ----------      ----------
Revenues ..............................  $    380.4      $    133.7       $  1,018.2      $    576.9

Earnings (loss) before income taxes ...  $    112.3      $     (0.4)      $    240.4      $     57.4

  Net  earnings (loss) ................  $     73.8      $     (1.6)      $    162.4      $     54.8

  Basic earnings per
    share of common stock * ...........  $     9.85      $     0.22       $    21.79      $     7.36

  Diluted  earnings per
    share of common stock* ............  $     9.85      $     0.21       $    21.72      $     7.30

Average number of outstanding
  shares of common stock* .............   7,491,735       7,401,759        7,450,625       7,448,058

*     Adjusted to reflect the dividend of common stock declared in March 2003.

            The comparative contributions to earnings before taxes made by Alleghany's operating units Alleghany Insurance Holdings (a holding company for Alleghany's property and casualty insurance businesses, consisting of RSUI Group, Inc. ("RSUI"), Capitol Transamerica Corporation ("CATA") and Darwin Professional Underwriters, Inc. ("Darwin")), and World Minerals (industrial minerals business), as well as by Alleghany's parent company and other operations, were as follows (in millions):

                                    Three Months Ended            Year Ended
                                       December 31                December 31
                                       -----------                -----------
                                    2003         2002          2003         2002
                                  -------      -------       -------      -------
Alleghany Insurance Holdings      $  52.2      $  (8.8)      $ 134.8      $ (20.1)
World Minerals                        7.4          5.5          25.7         23.5
Parent Company and Other             52.7          2.9          79.9         54.0
                                  -------      -------       -------      -------
Total                             $ 112.3      $  (0.4)      $ 240.4      $  57.4
                                  =======      =======       =======      =======

      On a basic per-share, after-tax basis, the foregoing earnings contributions may be broken down as follows:

                         THREE MONTHS ENDED DECEMBER 31

2003                                                              Parent
                                                   World         Company
                                     AIHL         Minerals      and Other       Total
Operating income (loss)* ........  $   4.20       $   0.54      $  (0.89)      $   3.85
Net gain on investment
  transactions ..................      0.68             --          5.32           6.00
                                   --------       --------      --------       --------
Net earnings per share ..........  $   4.88       $   0.54      $   4.43       $   9.85
                                   ========       ========      ========       ========

2002

Operating (loss) income* ........  $  (0.45)      $   0.35      $   0.52       $   0.42
Net (loss) on investment
  transactions ..................     (0.40)            --         (0.24)         (0.64)
                                   --------       --------      --------       --------

Net (loss) earnings per share ...  $  (0.85)      $   0.35      $   0.28       $  (0.22)
                                   ========       ========      ========       ========

                             YEARS ENDED DECEMBER 31

2003                                                              Parent
                                                   World         Company
                                     AIHL         Minerals      and Other       Total
Operating income (loss)*           $   7.52       $   1.79      $  (0.76)      $   8.55
Net gain on investment
  transactions                         4.79             --          8.45          13.24
                                   --------       --------      --------       --------
Net (loss) earnings per share      $  12.31       $   1.79      $   7.69       $  21.79
                                   ========       ========      ========       ========

2002

Operating (loss) income*           $  (0.60)      $   1.63      $   3.16       $   4.19
Net (loss) gain on
  investment transactions             (0.96)            --          4.13           3.17
-----------------------------      --------       --------      --------       --------
Net (loss) earnings per share      $  (1.56)      $   1.63      $   7.29       $   7.36
                                   ========       ========      ========       ========

* Operating income (loss) represents net earnings (loss) per share less the net gain or loss on investment transactions taxed at the federal income tax rate.

      Alleghany Insurance Holdings ("AIHL") recorded pre-tax earnings of $134.8 million on revenues of $511.5 million in 2003, compared with a pre-tax loss of $20.1 million on revenues of $128.1 million in 2002. AIHL's 2003 net earnings include pre-tax investment income of $25.7 million and a realized pre-tax net gain on investment transactions of $54.9 million, compared with pre-tax investment income of $13.4 million and a realized pre-tax net loss on investment transactions of $10.9 million in 2002. AIHL's 2003 pre-tax investment income reflects a larger invested asset base, principally due to capital contributions by Alleghany and the acquisition of RSUI. AIHL's 2003 pre-tax net gain on investment transactions primarily reflects the disposition of 4.3 million shares of common stock of Burlington Northern Santa Fe for aggregate cash proceeds of $118.6 million for the purpose of diversifying the investment portfolios of the insurance operating units.

      The comparative pre-tax contributions to AIHL's results made by its operating units RSUI (since July 1, 2003), CATA and Darwin were as follows (in thousands, except ratios):

                               Three Months Ended December 31
                               ------------------------------
2003
                                          RSUI(1)          CATA(2)      Darwin(3)        Total
                                          -------          -------      ---------        -----
              Gross premiums written     $441,453(4)      $ 30,629       $24,166        $496,248
                 Net premiums earned     $158,053         $ 33,987       $ 4,115        $196,155
   Loss and loss adjustment expenses       68,425           38,997         2,503         109,925
               Underwriting expenses       26,543           16,694         2,071          45,308
                                         --------         --------       -------        --------
      Underwriting profit (loss) (5)     $ 63,085         $(21,704)      $  (459)       $ 40,922
                                         ========         ========       =======        ========

                      Loss ratio (6)         43.3%           114.7%         60.8%           56.0%
                   Expense ratio (7)         16.8%            49.1%         50.3%           23.1%
                  Combined ratio (8)         60.1%           163.9%        111.1%           79.1%

2002
              Gross premiums written           --         $ 35,318            --        $ 35,318

                 Net premiums earned           --         $ 33,279            --        $ 33,279
   Loss and loss adjustment expenses           --           27,089            --          27,089
               Underwriting expenses           --           12,844            --          12,844
                                         --------         --------       -------        --------
               Underwriting loss (5)           --         $ (6,654)           --        $(6,654)
                                         ========         ========       =======        ========

                      Loss ratio (6)           --             81.4%           --           81.4%
                   Expense ratio (7)           --             38.6%           --           38.6%
                  Combined ratio (8)           --            120.0%           --          120.0%

                                   Years Ended December 31
                                   -----------------------
2003
                                    RSUI(1)         CATA(2)       Darwin(3)        Total
                                    -------         -------       ---------        -----
        Gross premiums written     $931,321(4)     $ 162,718       $24,166      $1,118,205
           Net premiums earned     $293,830        $ 132,969        $4,115      $  430,914
      Loss and loss adjustment      150,070           97,629         2,503         250,202
                      expenses
         Underwriting expenses       51,982           56,764         4,942         113,688
                                   --------        ---------       -------      ----------
 Underwriting profit (loss)(5)      $91,778        $(21,424)       $(3,330)     $   67,024
                                   ========        =========       =======      ==========



                Loss ratio (6)         51.1%            73.4%         60.8%           58.1%
             Expense ratio (7)         17.7%            42.7%        120.1%           26.4%
            Combined ratio (8)         68.8%           116.1%        180.9%           84.5%

2002
        Gross premiums written           --        $ 148,506            --      $  148,506

           Net premiums earned           --        $ 125,649            --      $  125,649
      Loss and loss adjustment           --          100,508            --         100,508
                      expenses
         Underwriting expenses           --           45,349            --          45,349
                                   --------        ---------       -------      ----------
         Underwriting loss (5)           --        $(20,208)            --      $ (20,208)
                                   ========        =========       =======      ==========

                Loss ratio (6)           --             80.0%           --           80.0%
             Expense ratio (7)           --             36.1%           --           36.1%
            Combined ratio (8)           --            116.1%           --          116.1%

(1)   Since July 1, 2003.

(2) Includes the results of Platte River Insurance Company, which was acquired contemporaneously with CATA in January 2002 and operates in conjunction with CATA.

(3) Since May 2003. Although Darwin is an underwriting manager for Platte River and certain subsidiaries of CATA, the results of business generated by Darwin have been separated from CATA's results for purposes of this table.

(4) Includes $320.8 million of unearned premiums which were acquired with RSUI in July 2003.

(5) Represents net premiums earned less loss and loss adjustment expenses and underwriting expenses, all as determined in accordance with generally accepted accounting principles ("GAAP"), and does not include income derived from investments. Underwriting profit (loss) does not replace net income (loss) determined in accordance with GAAP as a measure of profitability; rather, it provides a basis for management to evaluate the underwriting performance of its insurance operating units.

(6) Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(7) Underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

      RSUI's 2003 gross premiums written include $320.8 million of unearned premiums which were acquired with RSUI in July 2003, as well as $610.5 million of gross premiums written since acquisition, reflecting continued strong markets in its lines of business. In addition, RSUI's 2003 results reflect aggregate pre-tax net catastrophe losses of approximately $16.6 million due to the East Coast blackout in August 2003, Hurricane Isabel in September 2003 and the California wildfires in October 2003. Although RSUI's 2003 results reflect its continued ability to achieve rate increases across its casualty lines of business, rates have increased at a slower pace. In addition, rates have declined in RSUI's property lines of business.

      CATA's 2003 results primarily reflect $21.9 million of loss reserve strengthening related to assumed reinsurance treaties written by its subsidiary Capitol Indemnity between 1969 and 1976. Such assumed reinsurance treaties primarily relate to asbestos and environmental exposures. Promptly after its acquisition by Alleghany in January 2002, CATA's management commenced a program to settle, or position for commutation, Capitol Indemnity's assumed reinsurance treaties and make appropriate payments on a timely basis when deemed necessary. Since January 2002, Capitol Indemnity has experienced an increase in paid losses on this assumed reinsurance, which was initially attributed to a change in CATA's settlement philosophy. Upon completion in 2003 of an actuarial study undertaken by management, it was determined that the increase in paid losses related to the treaties reflected developments in the underlying claims environment, particularly with respect to asbestos related claims, and, accordingly, CATA strengthened its reserves related to such assumed reinsurance coverages in the amount of $21.9 million.

      CATA's 2002 results primarily reflect $17.3 million of loss reserve strengthening for 2001 and prior years following independent actuarial reviews, and $10.0 million in pre-tax net losses on investment transactions resulting from the restructuring of CATA's investment portfolio.

      Darwin, a specialty liability insurance underwriting operation established in May 2003 by Alleghany, together with Stephen J. Sills, former Chief Executive Officer of Executive Risk, Inc., recorded gross premiums written of $24.2 million for the period from May 2003 through year end. Darwin is 80% owned by AIHL and 20% owned by certain members of Darwin's management through participation in a restricted stock plan. Pending the establishment of a separate insurance carrier for Darwin's business, Darwin underwrites specialty liability insurance as an underwriting manager for Platte River and certain subsidiaries of CATA.

      World Minerals recorded pre-tax earnings of $25.7 million on revenues of $266.3 million in 2003, compared with $23.5 million on revenues of $251.2 million in 2002. The 2003 results primarily reflect the favorable impact of the strengthening of the euro against the U.S. dollar (had foreign exchange rates remained constant with those of 2002, World Minerals' revenues would have been approximately flat) and a modest increase in net sales, offset by lower margins due to competitive pricing pressures and increased labor and benefit costs. An impairment charge in connection with an announced closing of a plant in the United Kingdom and expenses related to staff reductions negatively impacted results by approximately $2.0 million in 2003.

      World Minerals' 2002 results reflect the impact of businesses acquired in 2001 and 2002, increases in net sales from World Minerals' operations in Europe, Latin America and Asia, including China, higher profit margins due to net reductions of approximately $5.0 million in energy costs, primarily natural gas, at U.S. and Latin American plants, cost control efforts, and net reductions of $1.7 million in interest expense and $1.7 million in amortization expense. Such positive factors more than offset a decline in net sales in the United States and in the European and Asian export markets for World Minerals' U.S.-produced products due to continued sluggish demand and competitive pressures and charges of approximately $2.6 million, primarily reflecting impairment charges taken with respect to United Kingdom operations, a write-off of certain product development costs and expenses incurred in connection with staff reductions.

      As of December 31, 2003 Alleghany beneficially owned 8.0 million shares, or approximately 2.1 percent, of the outstanding common stock of Burlington Northern Santa Fe Corporation, which had an aggregate market value on that date of approximately $258.8 million, or $32.35 per share. The aggregate cost of such shares is approximately $96.6 million, or $12.07 per share.

      Alleghany has previously announced that it may purchase shares of its common stock in open market transactions from time to time. In the fourth quarter of 2003, Alleghany purchased an aggregate of 1,326 shares of its common stock for approximately $0.3 million, at an average cost of $222.24 per share. As of December 31, 2003, Alleghany had 7,494,345 shares of common stock outstanding (which includes the stock dividend declared in March 2003).

      As previously stated, Alleghany common stockholders' equity per share at December 31, 2003 was $208.53, an increase from common stockholders' equity per share of $186.16 as of December 31, 2002 (both as adjusted for the stock dividend declared in March 2003).

      Additional information regarding the 2003 results of Alleghany and its operating units is contained in Alleghany's Annual Report on Form 10-K for the year ended December 31, 2003 which was filed with the U.S. Securities and Exchange Commission on February 26, 2004.

                                      # # #

                              ALLEGHANY CORPORATION
                        COMBINING STATEMENTS OF EARNINGS
                             (dollars in thousands)
                                   (unaudited)

                                                 THREE MONTHS ENDED DECEMBER 31, 2003       THREE MONTHS ENDED DECEMBER 31, 2002
                                                 ------------------------------------       ------------------------------------
                                               ALLEGHANY                                  ALLEGHANY
                                               INSURANCE    WORLD   CORPORATE             INSURANCE   WORLD    CORPORATE
                                               HOLDINGS   MINERALS  ACTIVITIES COMBINED   HOLDINGS   MINERALS  ACTIVITIES  COMBINED
                                               --------   --------  ---------- --------   --------   --------  ----------  --------
REVENUES
  Net fastener sales                           $      0   $      0   $27,473   $ 27,473   $      0   $     0    $25,373    $ 25,373
  Interest, dividend and other income             9,103        (31)   10,805     19,877      2,889      (318)    17,569      20,140
  Net premiums earned                           196,155          0         0    196,155     33,279         0          0      33,279
  Net mineral and filtration sales                    0     67,726         0     67,726          0    62,051          0      62,051
  Net gain (loss) on investment transactions      7,798          0    61,328     69,126     (4,506)        0     (2,683)     (7,189)
                                               --------   --------   -------   --------   --------   -------    -------    --------
        Total revenues                          213,056     67,695    99,606    380,357     31,662    61,733     40,259     133,654

COSTS AND EXPENSES
  Underwriting expenses                          45,308          0         0     45,308     12,844         0          0      12,844
  Salaries, administrative and other
    operating expenses                            5,590     10,972     9,413     25,975        483    10,940      8,711      20,134
  Loss and loss adjustment expenses             109,925          0         0    109,925     27,089         0          0      27,089
  Cost of goods sold - fasteners                      0          0    22,981     22,981          0         0     17,991      17,991
  Cost of  mineral and filtration sales               0     48,853         0     48,853          0    44,835          0      44,835
  Interest expense                                    0        493       894      1,387          0       447        957       1,404
  Corporate administration                            0          0    13,677     13,677          0         0      9,746       9,746
                                               --------   --------   -------   --------   --------   -------    -------    --------
        Total costs and expenses                160,823     60,318    46,965    268,106     40,416    56,222     37,405     134,043
                                               --------   --------   -------   --------   --------   -------    -------    --------

EARNINGS BEFORE INCOME TAXES                   $ 52,233   $  7,377   $52,641    112,251   $ (8,754)  $ 5,511    $ 2,854        (389)
                                               ========   ========   =======   ========   ========   =======    =======    ========

INCOME TAXES                                                                     38,463                                       1,222
                                                                               --------                                    --------

NET EARNINGS                                                                   $ 73,788                                    $ (1,611)
                                                                               ========                                    ========

                              ALLEGHANY CORPORATION
                        COMBINING STATEMENTS OF EARNINGS
                             (dollars in thousands)
                                   (unaudited)

                                              YEAR ENDED DECEMBER 31, 2003                  YEAR ENDED DECEMBER 31, 2002
                                              ----------------------------                  ----------------------------
                                       ALLEGHANY                                     ALLEGHANY
                                       INSURANCE    WORLD   CORPORATE                INSURANCE    WORLD     CORPORATE
                                       HOLDINGS   MINERALS  ACTIVITIES   COMBINED    HOLDINGS    MINERALS   ACTIVITIES  COMBINED
                                       --------   --------  ----------   --------    --------    --------   ----------  --------
REVENUES
  Net fastener sales                   $      0   $      0   $113,277   $  113,277   $      0    $      0    $110,408   $110,408
  Interest, dividend and other income    25,672        134     30,258       56,064     13,395        (188)     39,857     53,064
  Net premiums earned                   430,914          0          0      430,914    125,649           0           0    125,649
  Net mineral and filtration sales            0    266,136          0      266,136          0     251,361           0    251,361
  Net gain (loss) on investment
    transactions                         54,945          0     96,897      151,842    (10,953)          0      47,328     36,375
                                       --------   --------   --------   ----------   --------    --------    --------   --------

        Total revenues                  511,531    266,270    240,432    1,018,233    128,091     251,173     197,593    576,857

COSTS AND EXPENSES
  Underwriting expenses                 113,688          0          0      113,688     45,349           0           0     45,349
  Salaries, administrative and
    other operating expenses             12,847     39,628     33,998       86,473      2,357      41,060      31,087     74,504
  Loss and loss adjustment expenses     250,202          0          0      250,202    100,508           0           0    100,508
  Cost of goods sold - fasteners              0          0     88,163       88,163          0           0      82,162     82,162
  Cost of  mineral and
    filtration sales                          0    199,148          0      199,148          0     184,685           0    184,685
  Interest expense                            0      1,815      3,699        5,514          0       1,916       4,629      6,545
  Corporate administration                    0          0     34,678       34,678          0           0      25,700     25,700
                                       --------   --------   --------   ----------   --------    --------    --------   --------
        Total costs and expenses        376,737    240,591    160,538      777,866    148,214     227,661     143,578    519,453
                                       --------   --------   --------   ----------   --------    --------    --------   --------

EARNINGS BEFORE INCOME TAXES           $134,794   $ 25,679   $ 79,894      240,367   $(20,123)   $ 23,512    $ 54,015     57,404
                                       ========   ========   ========   ==========   ========    ========    ========   ========
INCOME TAXES                                                                77,989                                         2,591
                                                                        ----------                                      --------
NET EARNINGS                                                            $  162,378                                      $ 54,813
                                                                        ==========                                      ========

                             ALLEGHANY CORPORATION
                                AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                  (unaudited)
                      (in thousands, except share amounts)

                                                          DECEMBER 31,  DECEMBER 31,
                                                             2003          2002
                                                             ----          ----
ASSETS
  Available for sale securities at fair value:
    Equity securities                                      $  620,754   $  486,353
    Debt securities                                           917,270      580,606
  Short-term investments                                      135,079      237,698
                                                           ----------   ----------
                                                            1,673,103    1,304,657

  Cash                                                        231,583       27,423
  Notes receivable                                             92,082       92,358
  Accounts receivable, net                                    112,808       60,431
  Premium balances receivable                                 279,682       25,279
  Reinsurance receivables                                     190,769      147,479
  Ceded unearned premium reserves                             264,038        2,775
  Deferred acquisition costs                                   47,282       22,547
  Property and equipment - at cost,
    net of accumulated depreciation                           177,708      173,539
  Inventory                                                    84,612       81,978
  Goodwill and other intangibles, net of amortization         233,739      112,858
  Deferred tax assets                                          85,736       81,653
  Other assets                                                 94,898       83,058
                                                           ----------   ----------
                                                           $3,568,040   $2,216,035
                                                           ==========   ==========

LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
  Current taxes payable                                    $   49,605   $   28,372
  Losses and loss adjustment expenses                         454,664      258,471
  Other liabilities                                           211,000      145,715
  Reinsurance payable                                         255,117        1,696
  Unearned premiums                                           676,940       64,115
  Parent company debt                                               0            0
  Subsidiaries' debt                                          167,050      152,507
  Deferred tax liabilities                                    190,842      185,817
                                                           ----------   ----------
    Total liabilities                                       2,005,218      836,693
  Common stockholders' equity                               1,562,822    1,379,342
                                                           ----------   ----------
                                                           $3,568,040   $2,216,035
                                                           ==========   ==========

COMMON SHARES OUTSTANDING  (adjusted for dividends)         7,494,345    7,409,282
                                                           ==========   ==========